Exhibit 99.1

Brian K. Finneran, Chief Financial Officer                             1/21/05
bfinneran@statebankofli.com                                   (516) 465 - 2251
---------------------------

              State Bancorp, Inc. Reports 34th Consecutive Year of
                             Record Earnings Growth
                   Full Year Earnings Per Share Improves By 9%
                        Fourth Quarter Net Income Up 14%
                        --------------------------------

New Hyde Park, N.Y., January 21, 2005 - The Board of Directors of State Bancorp, Inc. (the "Company") (AMEX - STB), parent company of State Bank of Long Island (the "Bank"), today reported record earnings for the year ended December 31, 2004 of $13.4 million, representing an 11.3% improvement over the comparable 2003 period. Net income in 2004 represents the Company's thirty-fourth consecutive year of record earnings. Other highlights for the 2004 full year are as follows:

o Diluted earnings per common share(1) were $1.44 in 2004, up 9.1% from the $1.32 earned in 2003;

o Returns on average assets and stockholders' equity were 0.90% and 13.75%, respectively, in 2004 and 0.89% and 13.18% in 2003;

o  Average loans outstanding increased by 12.7% to $735 million;

o  Average core deposits grew by 10.6% to $953 million;

o  Total operating expenses declined by 0.1%; and

o Operating Efficiency Ratio decreased to 64.2% in 2004 versus 70.7% in 2003.

The Company also reported $2.7 million in net income for the fourth quarter of 2004, an increase of 13.7% from a year ago. Diluted earnings per common share1 were $0.30 in 2004, an increase of 15.4% from $0.26 earned in 2003. The Company's fourth quarter returns on average assets were 0.72% and 0.70% in 2004 and 2003, respectively, while returns on average stockholders' equity amounted to 10.86% and 10.30% for the same periods.

--------
(1) All per share amounts have been restated to reflect a 5% stock dividend paid on July 9, 2004.

Earnings Summary for the Year Ended December 31, 2004
-----------------------------------------------------

Earnings for 2004 improved by 11.3% when compared to 2003 due to growth in net interest income (up 7.7%), higher deposit service charges and other operating income, growth in bank owned life insurance ("BOLI") income, a modest reduction in total operating expenses (down 0.1%) and a lower effective income tax rate in 2004. Somewhat offsetting these improvements were a $3.7 million reduction in net security gains in 2004 and a 14.5% increase in the provision for probable loan losses.

Net interest income grew by $4.1 million to $57.2 million in 2004 as the result of a 9.2 % increase in average interest-earning assets to $1.4 billion, primarily loans and investment securities. Growth in commercial loans, commercial mortgages and leases resulted in a 12.7% increase in average loans outstanding to $735 million during 2004 versus 2003. The investment portfolio also expanded by 6.7% to $616 million, principally due to growth in short-term tax-exempt municipal securities. Funding the growth in interest-earning assets was a 10.6% increase in low-cost core deposit balances (demand, savings, money fund and Super NOW deposits) which rose by $92 million in 2004. Core deposit balances, which have grown significantly over the past several years, provide low-cost funding (average cost of 56 basis points in 2004) that has allowed the Company to reduce its dependence on higher-cost CDs. The Company's fully taxable equivalent (FTE) net interest margin contracted to 4.22% in 2004 from 4.31% a year ago. This decline was the result of an eight basis point reduction in the Company's FTE yield on interest-earning assets, principally due to the protracted low interest rate environment, coupled with a one basis point increase in the Company's cost of funds to a weighted rate of 92 basis points in 2004 from a year ago.

The provision for probable loan losses increased by 14.5% to $4.5 million during 2004 as a result of continued growth in the loan and lease portfolio.

Noninterest income declined by 22.9% to $7.1 million principally the result of a $3.7 million reduction in net security gains. Service charges on deposit accounts improved by 40.9% due to increased collection of deposit-related fees and overdraft charges. Other operating income increased by 3.6% as the result of growth in letter of credit fees, merchant processing fees, wire transfer income and foreign exchange fees. The Company recorded $879 thousand in income associated with the purchase of BOLI made in the first quarter of 2004.

Net security gains totaled $2.1 million in 2004 versus $5.8 million in 2003. Sales of long-term municipal notes, undertaken as a result of the dramatic decline in interest rates, produced the 2004 gains.

The gains recorded in 2003 resulted from the sale of mortgage-backed securities and long-term municipal notes.

Total operating expenses declined by 0.1% to $41.0 million during 2004 when compared to last year. The principal reasons for this decrease were reductions in legal expenses, equipment costs and credit and collection expenses. Legal expenses decreased by $1.0 million during 2004, solely as a result of the reduction in expenses associated with ongoing litigation, previously disclosed in the Company's filings with the Securities and Exchange Commission, related to the Company's relationship with Island Mortgage Network, a former deposit customer, and its affiliates ("IMN"). One such lawsuit was settled in the fourth quarter of 2004 (three IMN-related suits were settled by the Company during 2004), and the Company continues to defend the remaining lawsuits vigorously. Management believes that it has substantial defenses to the claims that have been asserted; however, the ultimate outcome of these lawsuits cannot be predicted with certainty. The Company will continue to incur costs related to the IMN litigation during 2005. Salaries and benefits costs grew by 5.3% versus 2003 largely the result of growth in staff, normal salary adjustments and increases in medical and pension costs during 2004. Occupancy expense increased by 3.9% due to higher real estate taxes. Equipment expenses declined by 6.2% as the result of lower depreciation costs. Marketing and advertising expenses grew by 20.8% due to higher costs associated with various new Bank product promotions as well as expanded business development efforts at the Bank's leasing subsidiary, Studebaker-Worthington Leasing Corp. Credit and collection costs declined by 45.4% as the result of a lesser number of nonperforming loans coupled with cost containment efforts initiated in 2004. Other operating expenses grew nominally (up 0.5%) in 2004 to $6.4 million. The foregoing expense factors resulted in an operating efficiency ratio of 64.2% in 2004 versus 70.7% in 2003.

Income tax expense rose by $111 thousand in 2004, however, the Company's effective tax rate declined to 28.6% in 2004 from 30.4% a year ago.

Commenting on the 2004 performance, Chairman and CEO Thomas F. Goldrick said, "We are pleased to announce our thirty-fourth consecutive year of record earnings. Despite a volatile interest rate environment, our Company realized significant growth in its loan and lease portfolio. In addition, we are especially gratified by the success our branches have achieved in generating core deposits. Furthermore, we were also able to achieve our 2004 goals of improving our growth in noninterest income and reducing our operating efficiency ratio. As we look towards 2005, we hope to continue these positive trends and reinforce our core philosophy of measured, orderly growth in order to provide quality service to our customers and financial stability to our shareholders."


Earnings Summary for the Quarter Ended December 31, 2004
--------------------------------------------------------

Net income advanced by 13.7% during the fourth quarter of 2004 versus 2003. Growth in net interest income (up 10.9%), improvements in deposit service charge fees, other operating income and bank owned life insurance income coupled with a lower effective income tax rate were offset by an increase in net security losses, higher operating expenses and an increase in the provision for probable loan losses. The improvement in net interest income resulted from a 11.3% increase in average interest-earning assets, primarily commercial loans and commercial mortgages, funded through an expanded core deposit base (up 11.8%) and a higher level of borrowed funds. Partially offsetting the earning asset expansion was a three basis point narrowing of the Company's FTE net interest margin to 4.21% in 2004. The fourth quarter provision for probable loan losses increased by 21.1% while total operating expenses grew at a 6.8% rate versus 2003. Growth in occupancy, equipment, legal, marketing and other operating costs were partially offset by lower credit and collection expenses. The Company's operating efficiency ratio improved to 63.0% during the fourth quarter of 2004 from 66.7% in 2003. The Company's effective tax rate declined to 26.6% during the fourth quarter of 2004 from 30.4% a year ago.


Allowance for Probable Loan Losses
----------------------------------

As of December 31, 2004, the Company's allowance for probable loan losses amounted to $12 million or 1.54% of period-end loans outstanding. The allowance as a percentage of loans outstanding was 1.51% at December 31, 2003 and 1.62% at December 31, 2002.

Net charge-offs for full year and fourth quarter of 2004 were $3.2 million and $1.0 million, respectively, versus $3.2 million and $848 thousand in 2003. As a percentage of average total loans outstanding, these charge-off totals represented 0.44% in the full year period and 0.52% in the fourth quarter of 2004 and 0.50% and 0.49%, respectively, in the comparable 2003 periods. Based upon historical trends and the uncertain nature of the current economy, management anticipates further loan charge-offs during 2005.

Nonperforming Assets
--------------------

Nonperforming assets, defined by the Company as nonaccrual loans and other real estate owned ("OREO"), declined to $8 million at December 31, 2004, versus $11 million at December 31, 2003. Nonaccrual loans totaled $6 million at December 31, 2002. Nonaccrual loans amounted to $5 million (0.7% of loans outstanding) at December 31, 2004, $9 million (1.2% of loans outstanding) at year-end 2003 and $6 million (1.0% of loans outstanding) at December 31, 2002. The reduction in nonperforming assets versus the comparable 2003 date resulted from aggressive workout, collection and charge-off efforts during 2004. The Company held one commercial OREO property carried at $3 million at both year-end 2004 and 2003. Management anticipates that this property will be sold with no material impact on the Company's income statement.


Capital
-------

Total stockholders' equity was $101 million at December 31, 2004, up 6.7% when compared to the comparable 2003 date. During the fourth quarter of 2003, the Company raised $10 million from its participation in a pooled trust preferred securities offering. The trust preferred securities qualify as Tier I capital for regulatory capital purposes. Each of the Company's trust preferred securities bears an interest rate tied to three-month LIBOR and are redeemable by the Company in whole or in part after five years or earlier under certain circumstances. During 2004, the weighted average rate on all of the Company's trust preferred securities was 4.63%.

The Company's Tier I leverage ratio was 7.82% and 8.08% at December 31, 2004 and 2003, respectively. This ratio is well in excess of current regulatory guidelines for a well-capitalized institution. The Company's Tier I and Total Risk-Based capital ratios were 12.46% and 13.71%, respectively, at year-end 2004.

During 2004 and 2003, the Company distributed $5.2 million and $4.6 million, respectively, in cash dividends on its common stock, representing payout ratios of 39.0% in 2004 and 38.7% in 2003.

The Company's stock repurchase program expended $2.0 million in 2004 to repurchase 88,137 shares at an average cost of $22.55 per share. Since 1998, a total of 925,995 shares of Company stock have been repurchased at an average cost of $16.70 per share. Under the Board of Directors' existing authorization, an additional 574,005 shares may be repurchased from time to time as conditions warrant.

Corporate Information
---------------------

The Company's primary subsidiary, State Bank of Long Island, is the largest independent commercial bank headquartered in Nassau County. In addition to its fifteen branch locations throughout Nassau, Suffolk and Queens Counties, the Bank owns Jericho, N.Y.-based Studebaker-Worthington Leasing Corp., a nationwide provider of business equipment leasing. The Bank also maintains a lending facility in Jericho and has two subsidiaries based in Wilmington, Delaware, which provide investment and balance sheet management services to the Bank.

Ranking historically among the highest performing bank holding companies in New York State, State Bancorp, Inc. has a consistent track record of measured, orderly growth, and has built a reputation for providing high-quality personal service to meet the needs of commercial, small business, municipal and consumer markets throughout the tri-county area. The Company maintains a World Wide Web site at www.statebankofli.com with corporate, investor and branch banking information.

State Bancorp, Inc.'s common stock trades under the symbol STB on the American Stock Exchange. The Company is included in the Russell 2000 index, a leading benchmark of small-cap stocks compiled by the Frank Russell Company, one of the world's leading investment management and advisory firms.


Forward-Looking Statements and Risk Factors
-------------------------------------------

This news release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for State Bancorp, Inc. The words "expects," "believes," "anticipates" and other similar expressions are intended to identify forward-looking statements. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, but are not limited to, the following: (1) general economic conditions, (2) competitive pressure among financial services companies, (3) changes in interest rates, (4) deposit flows, (5) loan demand,
(6) changes in legislation or regulation, (7) changes in accounting principles, policies and guidelines, (8) litigation liabilities, including costs, expenses, settlements and judgments and (9) other economic, competitive, governmental, regulatory and technological factors affecting State Bancorp, Inc.'s operations, pricing, products and services. Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.statebankofli.com/corporate. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.



Financial Highlights Follow

------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
   For the Three and Twelve Months Ended December 31, 2004 and 2003 (unaudited)
------------------------------------------------------------------------------------------------------------------------------------


                                                                    Three Months                            Twelve Months
                                                         -----------------------------------    ------------------------------------

                                                                    2004               2003                2004                2003
                                                         ----------------    ---------------    ----------------    ----------------

Interest Income:
Loans                                                        $13,233,601        $11,384,974         $49,195,179         $44,401,518
Federal funds sold and securities
 purchased under agreements to resell                            104,969             63,219             354,616             444,902
Securities held to maturity and
 securities available for sale:
   States and political subdivisions                             793,343            682,791           2,790,461           3,029,829
   Mortgage-backed securities                                  2,480,215          1,976,054           9,668,812           8,201,341
   Government agency securities                                1,554,565          1,294,272           6,244,454           7,109,489
   Other                                                         413,308            384,045           1,783,584           1,495,797
                                                         ----------------    ---------------    ----------------    ----------------
Total interest income                                         18,580,001         15,785,355          70,037,106          64,682,876
                                                         ----------------    ---------------    ----------------    ----------------

Interest Expense:
Time certificates of deposit of $100,000 or more               1,028,858            460,126           2,867,815           2,469,498
Other deposits and temporary borrowings                        2,499,983          1,870,199           8,873,434           8,497,565
Junior subordinated debentures                                   294,824            153,375           1,059,304             567,914
                                                         ----------------    ---------------    ----------------    ----------------
Total interest expense                                         3,823,665          2,483,700          12,800,553          11,534,977
                                                         ----------------    ---------------    ----------------    ----------------

Net interest income                                           14,756,336         13,301,655          57,236,553          53,147,899
Provision for probable loan losses                             1,191,000            983,751           4,506,000           3,935,004
                                                         ----------------    ---------------    ----------------    ----------------
Net interest income after provision
 for probable loan losses                                     13,565,336         12,317,904          52,730,553          49,212,895
                                                         ----------------    ---------------    ----------------    ----------------
Noninterest Income:
Service charges on deposit accounts                              528,877            459,173           2,278,718           1,617,718
Net security (losses) gains                                     (716,150)           (21,433)          2,149,588           5,841,972
Income from bank owned life insurance                            253,145                  -             879,180                   -
Other operating income                                           460,345            410,185           1,743,439           1,683,233
                                                         ----------------    ---------------    ----------------    ----------------
Total noninterest income                                         526,217            847,925           7,050,925           9,142,923
                                                         ----------------    ---------------    ----------------    ----------------

Income before operating expenses                              14,091,553         13,165,829          59,781,478          58,355,818
                                                         ----------------    ---------------    ----------------    ----------------

Operating Expenses:
Salaries  and  other  employee  benefits                       5,999,951          5,998,184          23,897,728          22,691,938
Occupancy                                                      1,039,120            992,274           4,001,184           3,852,847
Equipment                                                        362,006            349,377           1,463,855           1,560,448
Legal                                                            249,969           (120,295)          2,858,970           3,862,538
Marketing and advertising                                        559,775            457,168           1,709,760           1,415,725
Credit and collection                                            147,761            358,801             748,285           1,371,048
Other  operating  expenses                                     1,994,890          1,660,979           6,363,448           6,334,537
                                                         ----------------    ---------------    ----------------    ----------------
Total operating expenses                                      10,353,472          9,696,488          41,043,230          41,089,081
                                                         ----------------    ---------------    ----------------    ----------------

Income before income taxes                                     3,738,081          3,469,341          18,738,248          17,266,737
Provision for income taxes                                       995,313          1,056,336           5,362,239           5,251,564
                                                         ----------------    ---------------    ----------------    ----------------

Net Income                                                    $2,742,768         $2,413,005         $13,376,009         $12,015,173
----------
                                                         ================    ===============    ================    ================

------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                     December 31, 2004 and 2003 (unaudited)
------------------------------------------------------------------------------------------------------------------------------------


                                                                                               2004                          2003
                                                                               ---------------------          --------------------

Assets:
Cash and due from banks                                                                 $32,934,976                   $56,762,269
Securities purchased under agreements to resell                                          41,000,000                    91,000,000
                                                                               ---------------------          --------------------

Total cash and cash equivalents                                                          73,934,976                   147,762,269
Securities held to maturity (estimated fair value -
  $29,949,000 in 2004 and $55,231,959 in 2003)                                           29,990,384                    55,065,400
Securities available for sale  - at estimated fair value                                512,699,498                   511,964,686
                                                                               ---------------------          --------------------

Total securities                                                                        542,689,882                   567,030,086
Loans (net of allowance for probable loan losses
  of $12,020,443 in 2004 and $10,732,078 in 2003)                                       766,170,785                   700,484,056
Bank premises and equipment - net                                                         6,491,365                     7,083,848
Bank owned life insurance                                                                25,879,180                             -
Other assets                                                                             22,124,779                    18,640,104
                                                                               ---------------------          --------------------

Total Assets                                                                         $1,437,290,967                $1,441,000,363
                                                                               =====================          ====================


Liabilities:
Deposits:
  Demand                                                                               $294,912,979                  $265,691,712
  Savings                                                                               657,315,486                   688,717,586
  Time                                                                                  317,405,613                   261,877,605
                                                                               ---------------------          --------------------

Total deposits                                                                        1,269,634,078                 1,216,286,903
Federal funds purchased                                                                           -                    10,000,000
Securities sold under agreements to repurchase                                                    -                    31,601,147
Other borrowings                                                                         32,266,489                    50,714,149
Junior subordinated debentures                                                           20,620,000                    20,000,000
Payable - securities purchases                                                                    -                     8,612,652
Accrued expenses, taxes and other liabilities                                            13,720,558                     9,073,990
                                                                               ---------------------          --------------------

Total Liabilities                                                                     1,336,241,125                 1,346,288,841
                                                                               ---------------------          --------------------


Commitments and contingent liabilities

Stockholders' Equity:
Preferred stock, $.01 par value, authorized
  250,000 shares; 0 shares issued                                                                 -                             -
Common stock, $5.00 par value, authorized
  20,000,000 shares; issued 9,994,822 shares in 2004
  and 9,846,853 shares in 2003; outstanding 9,068,827
  shares in 2004 and 8,967,102 shares in 2003                                            49,974,110                    46,889,775
Surplus                                                                                  63,014,247                    53,544,877
Retained earnings                                                                         4,008,970                     5,189,907
Treasury stock (925,995 shares in 2004
  and 837,858 shares in 2003)                                                           (15,468,528)                  (13,481,356)
Accumulated other comprehensive (loss) income,
  net of taxes                                                                             (478,957)                    2,568,319
                                                                               ---------------------          --------------------

Total Stockholders' Equity                                                              101,049,842                    94,711,522
                                                                               ---------------------          --------------------

Total Liabilities and Stockholders' Equity                                           $1,437,290,967                $1,441,000,363
                                                                               =====================          ====================


------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA
   For the Three and Twelve Months Ended December 31, 2004 and 2003 (unaudited)
             (dollars in thousands, except share and per share data)
------------------------------------------------------------------------------------------------------------------------------------


                                                                       Three Months                          Twelve Months
                                                           -------------------------------         -------------------------------

                                                                    2004             2003                  2004              2003
                                                           --------------    -------------         -------------    --------------

Selected Average Balances:
Total assets                                                  $1,522,462       $1,359,493            $1,482,816        $1,355,388
Loans - net of unearned income                                   767,839          692,182               734,911           652,239
Investment securities                                            632,842          560,746               616,241           577,517
Deposits                                                       1,311,598        1,176,947             1,221,494         1,167,040
Stockholders' equity                                             100,460           92,961                97,260            91,155

Financial Performance Ratios:
Return on average assets                                            0.72 %           0.70 %                0.90 %            0.89 %
Return on average stockholders' equity                             10.86            10.30                 13.75             13.18
Net interest margin (FTE)                                           4.21             4.24                  4.22              4.31
Operating efficiency ratio                                         62.96            66.65                 64.16             70.66
Tier I  leverage ratio                                              7.82             8.08                  7.82              8.08

Asset Quality Summary:
Nonaccrual loans                                                  $5,274           $8,666                $5,274            $8,666
Other real estate owned                                            2,650            2,650                 2,650             2,650
                                                           --------------    -------------         -------------    --------------

Total nonperforming assets                                        $7,924          $11,316                $7,924           $11,316
                                                           ==============    =============         =============    ==============

Nonaccrual loans/total loans                                        0.68 %           1.22 %                0.68 %            1.22 %
Allowance for probable loan losses/nonaccrual loans               227.92 %         123.84 %              227.92 %          123.84 %
Allowance for probable loan losses/total loans                      1.54 %           1.51 %                1.54 %            1.51 %
Net charge-offs                                                   $1,002             $848                $3,218            $3,248
Net charge-offs (annualized)/average loans                          0.52 %           0.49 %                0.44 %            0.50 %

Common Share Data:
Average common shares outstanding *                            9,049,818        8,962,695             9,023,180         8,899,112
Period-end common shares outstanding *                         9,068,827        8,967,102             9,068,827         8,967,102
Basic earnings per common share *                                  $0.30            $0.27                 $1.48             $1.35
Diluted earnings per common share *                                $0.30            $0.26                 $1.44             $1.32
Book value per share *                                            $11.14           $10.56                $11.14            $10.56
Cash dividends per share *                                         $0.15            $0.13                 $0.58             $0.52
Dividend payout ratio                                               49.6 %           49.6 %                39.0 %            38.7 %

* Prior period data has been restated to give retroactive effect to a 5% stock dividend paid on July 9, 2004.


------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                          NET INTEREST INCOME ANALYSIS
        For the Twelve Months Ended December 31, 2004 and 2003 (unaudited)
                             (dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------------



                                                                      2004                                      2003
                                                  -------------------------------------       -------------------------------------

                                                     Average                  Average           Average                     Average
                                                     Balance    Interest   Yield/Cost           Balance       Interest   Yield/Cost
                                                  -------------------------------------       -------------------------------------

Assets:
Interest-earning assets:
Mortgage-backed securities                         $275,077       $9,669       3.52 %           $279,548        $8,201       2.93 %
Municipal securities (1)                            114,483        3,979       3.48               78,846         4,540       5.76
Government Agency and other securities              226,681        7,979       3.52              219,123         8,593       3.92
                                                 -------------------------------------     -----------------------------------------

Total securities                                    616,241       21,627       3.51              577,517        21,334       3.69
                                                 -------------------------------------     -----------------------------------------

Federal funds sold                                      875           13       1.49                2,913            27       0.93
Securities purchased under agreements to
  resell                                             30,937          342       1.11               36,900           418       1.13
Interest-bearing deposits                             4,806           49       1.02                1,852            12       0.65
Loans (2)                                           734,911       49,380       6.72              652,239        44,592       6.84
                                                 -------------------------------------     -----------------------------------------

Total interest-earning assets                     1,387,770       71,411       5.14            1,271,421        66,383       5.22
                                                 -------------------------------------     -----------------------------------------

Non-interest-earning assets                          95,046                                       83,967
                                                 -------------                             ----------------

Total Assets                                     $1,482,816                                   $1,355,388
                                                 =============                             ================


Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits                                   $662,087        5,326       0.80             $615,571         4,386       0.71
Time deposits                                       268,502        4,545       1.69              305,629         5,735       1.88
                                                 -------------------------------------     -----------------------------------------

Total savings and time deposits                     930,589        9,871       1.06              921,200        10,121       1.10
                                                 -------------------------------------     -----------------------------------------

Federal funds purchased                               7,021           99       1.41                6,778            92       1.36
Securities sold under agreements to
  repurchase                                         41,652          600       1.44               17,252           222       1.29
Other borrowed funds                                 77,953        1,171       1.50               29,451           532       1.81
Junior subordinated debentures                       20,620        1,059       5.14               10,356           568       5.48
                                                 -------------------------------------     -----------------------------------------

Total interest-bearing liabilities                1,077,835       12,800       1.19              985,037        11,535       1.17
                                                 -------------------------------------     -----------------------------------------

Demand deposits                                     290,905                                      245,840
Other liabilities                                    16,816                                       33,356
                                                 -------------                             ----------------

Total Liabilities                                 1,385,556                                    1,264,233
Stockholders' Equity                                 97,260                                       91,155
                                                 -------------                             ----------------

Total Liabilities and
  Stockholders' Equity/Cost of funds             $1,482,816                    0.92           $1,355,388                     0.91
                                                 =============             -----------     ================              -----------

Net interest income/rate - tax-equivalent basis                   58,611       4.22 %                           54,848       4.31 %
                                                                           ===========                                   ===========

Less tax-equivalent basis adjustment                              (1,374)                                       (1,700)
                                                               -------------                                --------------

Net interest income                                              $57,237                                       $53,148
                                                               =============                                ==============

(1) Interest on municipal securities includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $1,189 and $1,510 in 2004 and 2003, respectively.

(2) Interest on loans includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $185 and $190 in 2004 and 2003, respectively.

------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                          NET INTEREST INCOME ANALYSIS
       For the Three Months Ended December 31, 2004 and 2003 (unaudited)
                             (dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------------



                                                                      2004                                      2003
                                                  -------------------------------------       -------------------------------------

                                                     Average                  Average             Average                   Average
                                                     Balance    Interest   Yield/Cost             Balance     Interest   Yield/Cost
                                                  -------------------------------------       -------------------------------------

Assets:
Interest-earning assets:
Mortgage-backed securities                          $261,613      $2,480        3.77 %            $288,892      $1,976       2.71 %
Municipal securities (1)                             147,180       1,063        2.87                84,405       1,015       4.77
Government Agency and other securities               224,049       1,951        3.46               187,449       1,675       3.55
                                                  --------------------------------------      --------------------------------------

Total securities                                     632,842       5,494        3.45               560,746       4,666       3.30
                                                  --------------------------------------      --------------------------------------

Federal funds sold                                     2,172          10        1.83                 2,838           6       0.84
Securities purchased under agreements to
  resell                                              18,522          95        2.04                23,467          58       0.98
Interest-bearing deposits                              4,143          17        1.63                 1,920           3       0.62
Loans (2)                                            767,839      13,279        6.88               692,182      11,430       6.55
                                                  --------------------------------------      --------------------------------------

Total interest-earning assets                      1,425,518      18,895        5.28             1,281,153      16,163       5.01
                                                  --------------------------------------      --------------------------------------

Non-interest-earning assets                           96,944                                        78,340
                                                  --------------                              ---------------

Total Assets                                      $1,522,462                                    $1,359,493
                                                  ==============                              ===============


Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits                                    $705,586       1,786        1.01              $642,662         965       0.60
Time deposits                                        290,366       1,354        1.86               263,695       1,164       1.75
                                                  --------------------------------------      --------------------------------------

Total savings and time deposits                      995,952       3,140        1.25               906,357       2,129       0.93
                                                  --------------------------------------      --------------------------------------

Federal funds purchased                                5,193          27        2.07                 6,652          20       1.19
Securities sold under agreements to
  repurchase                                          30,975         148        1.90                23,794          70       1.17
Other borrowed funds                                  39,126         213        2.17                29,991         112       1.48
Junior subordinated debentures                        20,620         295        5.69                11,413         153       5.32
                                                   --------------------------------------     --------------------------------------

Total interest-bearing liabilities                 1,091,866       3,823        1.39               978,207       2,484       1.01
                                                   --------------------------------------     --------------------------------------

Demand deposits                                      315,646                                       270,589
Other liabilities                                     14,490                                        17,736
                                                   --------------                             -----------------

Total Liabilities                                  1,422,002                                     1,266,532
Stockholders' Equity                                 100,460                                        92,961
                                                   --------------                             -----------------

Total Liabilities and
  Stockholders' Equity/Cost of funds              $1,522,462                    1.07            $1,359,493                   0.77
                                                   ==============            ------------     =================            ---------

Net interest income/rate - tax-equivalent basis                   15,072        4.21 %                          13,679       4.24 %
                                                                             ============                                  =========

Less tax-equivalent basis adjustment                                (316)                                         (377)
                                                                ------------                                  ------------

Net interest income                                              $14,756                                       $13,302
                                                                ============                                  ============


(1) Interest on municipal securities includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $271 and $332 in 2004 and 2003, respectively.

(2) Interest on loans includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $45 and $45 in 2004 and 2003, respectively.